Addendum to Employment Agreement
Exhibit 10.53

Date: October 11, 2010

Scott Scampini
W285N3168 Lakeside Road
Pewaukee, WI 53072

Dear Scott,

This letter will serve as an addendum to your original Employment Agreement dated July 23, 2010 and is hereby made part of the agreement.

Said agreement is amended as follows:

Under Section 4 – Incentive Options, the following phrase to be deleted;

“Vesting will also be subject to achievement of KPI goals jointly agreed with CEO”

Should you have any questions, please feel free to contact me.

Very truly yours,

ZBB ENERGY CORPORATION

By: ___________________________________
Eric Apfelbach (Chief Executive Officer)

By: ___________________________________
Scott Scampini (Executive VP & CFO)

N93 W14475 Whittaker Way Menomonee Falls WI 53051 Tel: (262) 253 9800 Fax: (262) 253 9822 Email: hbrown@zbbenergy.com www.zbbenergy.com	PO Box 2047 Kardinya WA 6163 240 Barrington Street Bibra Lake WA 6163 Tel: (08) 9494 2055 Fax: (08) 9494 2066 Email: info@zbbenergy.com